EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Edible Garden AG Incorporated on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, of our report dated March 24, 2022 (except for the reverse stock split described in Note 1, as to which the date is January 27, 2023), which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Edible Garden AG Incorporated as of December 31, 2021 and 2020, for the year ended December 31, 2021, the period from January 1, 2020 to March 31, 2020 (Predecessor operations), and the period from March 28, 2020 to December 31, 2020 (Successor operations), which report appears in the Registration Statement of Edible Garden AG Incorporated on Form S-1 (File No. 333-268800). We also consent to the reference to our Firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

Costa Mesa, California

February 2, 2023